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                                                                      EXHIBIT 11

                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                              1995         1994         1993
                                          ------------ ------------ ------------
PRIMARY EARNINGS PER SHARE:
Weighted average number of common shares
 outstanding during the period...........  102,764,355  101,167,251   97,849,458
 Add--
  Dilutive effect of outstanding options
   (as determined by application of
   treasury stock method)................    1,218,140    1,181,522    1,330,198
                                          ------------ ------------ ------------
 Weighted average number of common
  shares, as adjusted....................  103,982,495  102,348,773   99,179,656
                                          ============ ============ ============
  Income before cumulative effect of
   changes in accounting principles...... $    178,133 $    236,872 $    120,091
    Less--Cumulative effect of changes in
     accounting principles, net of income
     taxes...............................          --           --        34,263
                                          ------------ ------------ ------------
  Net income.............................      178,133      236,872       85,828
 Less--
  Preferred dividend requirements........        5,079        5,198        5,198
                                          ------------ ------------ ------------
 Income available for common shares...... $    173,054 $    231,674 $     80,630
                                          ============ ============ ============
 Primary earnings per share
  Income before cumulative effect of
   changes in accounting principles...... $       1.66 $       2.26 $       1.16
    Less--Cumulative effect of changes in
     accounting principles, net of income
     taxes...............................          --           --           .35
                                          ------------ ------------ ------------
  Net income............................. $       1.66 $       2.26 $        .81
                                          ============ ============ ============
FULLY DILUTED EARNINGS PER SHARE:
Weighted average number of common shares
 outstanding during the period...........  102,764,355  101,167,251   97,849,458
 Add--
  Shares issuable assuming conversion of
   convertible preferred stock...........    4,458,426    4,548,236    4,548,236
  Dilutive effect of outstanding options
   (as determined by application of
   treasury stock method)................    1,458,096    1,186,516    1,358,738
  Shares assuming conversion of
   convertible debentures................      326,751      497,463    1,307,713
                                          ------------ ------------ ------------
 Weighted average number of common
  shares, as adjusted....................  109,007,628  107,399,466  105,064,145
                                          ============ ============ ============
 Assuming full dilution
  Net income............................. $    178,133 $    236,872 $     85,828
  Add--After tax interest expense and
   amortization issue costs applicable to
   convertible debentures................          214          325          324
                                          ------------ ------------ ------------
  Net income, as adjusted................ $    178,347 $    237,197 $     86,152
                                          ============ ============ ============
 Fully diluted earnings per share
  Income before cumulative effect of
   changes in accounting principles...... $       1.64 $       2.21 $       1.16
    Less--Cumulative effect of changes in
     accounting principles, net of income
     taxes...............................          --           --           .35
                                          ------------ ------------ ------------
  Net income............................. $       1.64 $       2.21 $        .81
                                          ============ ============ ============
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